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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT

NAME                                        PERCENTAGE OWNERSHIP (%)            STATE OF ORGANIZATION
----                                        ------------------------            ---------------------

Ladenburg Thalmann & Co. Inc.                        100                                 Delaware

Ladenburg Capital Fund Management Inc.               100                                 New York

Ladenburg Capital Management Inc.                    100                                 New York

Ladenburg Thalmann Asset Management Inc.*            100                                 New York

Financial Partners Capital Management Inc.*          100                                 New York


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* Wholly owned by Ladenburg Thalmann & Co. Inc.



         Not included above are other subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as such term is defined by Rule 1-02(w) of Regulation S-X.